                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Wiser Oil Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               Wiser Oil Company
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         [LOGO OF WISER APPEARS HERE]


                                     WISER


THE WISER OIL COMPANY
8115 Preston Road, Suite 400
Dallas, Texas 75225



April 11, 1997


Dear Stockholder:

     Your Board of Directors joins me in extending an invitation to attend the 1997 Annual Meeting of Stockholders which will be held on Monday, May 19, 1997 at 4:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas 75225. The meeting will start promptly at 4:00 p.m.

     We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items which are required to be acted upon by stockholders.

     Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

                                 Sincerely yours,



                                ANDREW J. SHOUP, JR.
                                   President and
                               Chief Executive Officer

                             THE WISER OIL COMPANY
                                 DALLAS, TEXAS

                NOTICE OF ANNUAL MEETING TO BE HELD MAY 19, 1997


To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The Wiser Oil Company (the "Company") will be held at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, on May 19, 1997, at 4:00 p.m., Central Daylight Savings Time, for the purpose of considering and acting upon the following:

     (1) Election of Directors: The election of two Directors each to serve for a three-year term expiring in 2000;

     (2) To approve amendments to the 1991 Stock Incentive Plan to increase the number of shares of the Company's common stock, par value $3.00 per share, that may be offered pursuant to the Stock Incentive Plan from 600,000 to 1,200,000 shares, and to make certain other changes; and

     (3) Other business: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 28, 1997, will be entitled to notice of, and to vote at, the Annual Meeting.

     The Annual Report to Stockholders for the year ended December 31, 1996, in which financial statements of the Company are included, was mailed with this Proxy Statement to each stockholder of record at the close of business on March 28, 1997.

     You are urged to sign, date and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.


                      By Order of the Board of Directors,



                                Lawrence J. Finn
                              Assistant Secretary



Dallas, Texas
April 11, 1997

                             THE WISER OIL COMPANY
                         8115 PRESTON ROAD, SUITE 400
                             DALLAS, TEXAS  75225

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 19, 1997

                              GENERAL INFORMATION


     The accompanying proxy is solicited by the Board of Directors (the "Board of Directors") of The Wiser Oil Company (the "Company") in connection with its Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, May 19, 1997, and any adjournment thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is April 11, 1997.

     If the accompanying proxy is duly executed and returned, the shares of Common Stock of the Company represented thereby will be voted in accordance with the Board of Directors' recommendations herein set forth and, where a specification is made by the stockholder as provided therein, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until notice thereof has been given to Lawrence J. Finn, Assistant Secretary of the Company. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

     As of March 28, 1997, 8,948,840 shares of Common Stock of the Company were outstanding. Such Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on March 28, 1997, are entitled to receive notice of, and to vote at, the Annual Meeting. Such holders are entitled to one vote for each share so held.

     Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of Directors.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of eight Directors, of which two are to be elected at the Annual Meeting to serve for three-year terms. The Board of Directors has nominated Howard G. Hamilton and C. Frayer Kimball, III for election to the Board to serve until the Annual Meeting in 2000, and until their successors are duly elected and qualified. Each is a current member of the Board whose term ends at the meeting.

     Unless authority to do so is withheld, it is intended that the proxies solicited by the Board of Directors will be voted for the nominees named. If any of the nominees become unable to serve or for good cause will not serve, the persons named as proxies in the accompanying proxy intend to vote for such substitute nominees as the Board may propose, unless the Board adopts a resolution reducing the number of Directors.

     Set forth below is certain information as of March 1, 1997, concerning the two nominees for election at the Annual Meeting and the six Directors of the Company whose terms will continue after the meeting, including information with respect to the principal occupation or employment of each nominee or Director during the past five years. Except as otherwise shown, each of the nominees and Directors has held the positions shown for at least the past five years.

     Two Directors retired from the Board during 1996. John C. Wright retired in July 1996, and Ronald A. Lenser retired in May 1996. In February 1997, the Board adopted a resolution, in accordance with the Company's Certificate of Incorporation, decreasing to eight the number of Directors comprising the full Board of Directors.

    NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 2000

                        DIRECTOR              PRINCIPAL OCCUPATION
     NAME                SINCE      AGE       OTHER DIRECTORSHIPS
     ----                -----      ---       -------------------

Howard G. Hamilton        1974      64        Owner and operator of Palm Pavilion, a
                                              recreational facility in  Clearwater,
                                              Florida.

C. Frayer Kimball, III    1972      62        Owner and Vice President of Petroleum Engineers, Inc., Lafayette, Louisiana, a
                                              consulting engineering firm; Owner and Vice President of Triumph Energy, Inc., a producer of oil and gas.


                     DIRECTORS WHOSE TERMS EXPIRE IN 1998

                        DIRECTOR              PRINCIPAL OCCUPATION
      NAME               SINCE      AGE       AND OTHER DIRECTORSHIPS
      ----               -----      ---       -----------------------
A. W. Schenck, III        1986      53        Executive Vice President of Retail Banking Division, Great Western Financial Corp
                                              since July 1995; Director of Consumer Bankers Association since October 1993. Held various executive positions with PNC Bank Corp. 1989-July 1995.

Jon L. Mosle, Jr.         1994      67        Independent Consultant, Investor since 1992; Director of Private Capital of Ameritrust
                                              Texas, N.A., a trust company, from 1984 to 1992; currently serves as Director of
                                              Aquila Gas Pipeline Corporation, Southwest Securities, Inc., and Trust Company of
                                              Texas.

                     DIRECTORS WHOSE TERMS EXPIRE IN 1999

                        DIRECTOR              PRINCIPAL OCCUPATION
NAME                     SINCE      AGE       AND OTHER DIRECTORSHIPS
----                    --------    ---       -----------------------
John W. Cushing, III      1986       63       President of Petroleum Services, Inc., a geologic consulting firm; President of
                                              Hydrocarbon Well Logging, Inc., a well service and engineering company, Parkersburg,
                                              West Virginia.

P. D. Neuenschwander      1964       71       Independent oil and gas consultant in Wyoming.

Andrew J. Shoup, Jr.      1991       61       President and Director of the Company since July 1, 1991; Consultant to Pacific
                                              Enterprises Oil Company (USA), an oil and gas exploration and production company,
                                              September 1990-June 1991; President and Chief Operating Officer of Pacific Enterprises
                                              Oil Company (USA), January 1989-September 1990; Chairman and Chief Executive Officer
                                              of Sabine Corporation, an oil and gas exploration and production company, June 1986-
                                              January 1989.

Lorne H. Larson           1995       61       President and Chief Executive Officer of ProGas Limited, a Calgary, Alberta, Canada-
                                              based company involved in natural gas marketing, since January 1986; Director of Rigel
                                              Energy Corporation since April 1993 and Director of The General Accident Assurance
                                              Company of Canada since April 1994. As an officer of ProGas Limited, Mr. Larson has extensive experience in the Canadian oil and gas industry, which represents an important focus area for the Company.

REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

     The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. In accordance with the Company's bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of Directors to be elected, will be elected as Directors of the Company. Thus, any abstentions or non-votes will have no effect on the election of Directors.

     For information regarding the vote required to approve and ratify the Company's 1991 Stock Incentive Plan, as amended, see "Proposal to Approve and Ratify the 1991 Stock Incentive Plan, as Amended-General".

BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. The Audit Committee consists of Messrs. Larson, Cushing, and Mosle. The Audit Committee reviews the reports and recommendations of the Company's independent auditors as well as the scope of their review and their compensation, and also meets with representatives of management as appropriate. During 1996, the Audit Committee held two meetings. The Compensation Committee consists of Messrs. Mosle, Kimball, Hamilton and Schenck. The Compensation Committee reviews and recommends to the Board of Directors the remuneration of the executive officers of the Company and administers the Company's 1991 Stock Incentive Plan, 1991 Non-Employee Directors' Stock Option Plan and Equity Compensation Plan for Non-Employee Directors. See "Report of Compensation Committee" contained herein. During 1996, the Compensation Committee held three meetings.

     The Board of Directors held four meetings in 1996. Six of the eight Directors, Messrs. Shoup, Neuenschwander, Cushing, Hamilton, Mosle, and Larson, attended all meetings of the Board and Committees of which they are members during the period they served on such. None of the Directors attended less than 75% of such meetings.

                              EXECUTIVE OFFICERS

     The following is a list of the names and ages of all the executive officers of the Company, indicating all positions and offices with the Company held by each such person and each such person's principal occupation or employment during the past five years. None of the persons listed has served or is serving as an officer as a result of any arrangement or understanding between him and any other person pursuant to which he was selected as an officer.

                                   POSITIONS AND OFFICES HELD AND PRINCIPAL
     NAME                AGE    OCCUPATION OR EMPLOYMENT DURING PAST FIVE YEARS
     ----                ---    -----------------------------------------------
Andrew J. Shoup, Jr.     61      President and Director of the Company since
                                 July 1, 1991; Consultant to Pacific Enterprises
                                 Oil Company (USA), an oil and gas exploration
                                 and production company, September 1990-June
                                 1991; President and Chief Operating Officer of
                                 Pacific Enterprises Oil Company (USA), January
                                 1989-September 1990; Chairman and Chief
                                 Executive Officer of Sabine Corporation, an oil
                                 and gas exploration and production company,
                                 June 1986-January 1989.

A. Wayne Ritter          56      Vice President, Acquisitions and Production of
                                 the Company since August 16, 1993; Vice
                                 President in Charge of Acquisitions of the
                                 Company, September 1991 - August 1993; Manager
                                 of Production - Fort Worth Division of Snyder
                                 Oil Corporation, an oil and gas exploration and
                                 production company, September 1990 - September
                                 1991; Manager of Business Development, Marsh
                                 Operating Company, an oil and gas exploration
                                 and production company, prior thereto.

Kent E. Johnson          59      Vice President of Exploration of the Company
                                 since September 27, 1996; Regional Director of
                                 Gulf Coast Exploration of Enserch Exploration,
                                 an oil and gas exploration and production
                                 company, June 1995 - August 1996; Vice
                                 President, Exploration Development of DALEN
                                 Resources, an oil and gas exploration and
                                 production company, March 1994 - June 1995;
                                 Vice President, Exploration/Land of PG&E
                                 Resources, an oil and gas exploration and
                                 production company, May 1989 - March 1994.

Lawrence J. Finn         52      Vice President, Finance and Chief Financial
                                 Officer of the Company since November 1, 1993;
                                 President of CWF Energy, Inc., August 1990 -
                                 October 1993; Vice President, Finance and Chief
                                 Financial Officer of Verado Energy, Inc., March
                                 1988 - August 1990.

Allan J. Simus           62      President of The Wiser Oil Company of Canada
                                 since August 1, 1994; President and General
                                 Manager of LL&E Canada, Ltd., 1988 - July 1994;
                                 President of Del Norte Resources Ltd., 1987-
                                 1988; Executive Vice President and Director of
                                 Onyx Petroleum Exploration Company Ltd., 1983 -
                                 1986; General Manager of Sabine Canada Ltd.,
                                 1974 - 1982.

                           SECTION 16(A) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. In 1996, one statement of changes in beneficial ownership was filed late by Howard G. Hamilton, a Director of the Company, relating to one transaction. In making this disclosure, the Company has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Commission.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company in 1994, 1995 and 1996 to its President and Chief Executive Officer and each other executive officer of the Company whose aggregate salary and bonus exceeded $100,000 in 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                                      ---------------------             ----------------------
                                                                                               AWARDS
                                                                                        ----------------------

     NAME AND PRINCIPAL                                                                 NUMBER OF SECURITIES          ALL OTHER
     POSITION                        YEAR           SALARY ($)          BONUS ($)       UNDERLYING OPTIONS (#)      COMPENSATION ($)
     -----------------               ----           -----------------------------       -------------------------   ---------------

     Andrew J. Shoup, Jr.            1996            $265,000            $106,000               40,000               $ 8,652(1)
      President and Chief            1995             265,000              49,000                    0                 8,589
      Executive Officer              1994             255,000                   0               70,000                 8,100



     A. Wayne Ritter                 1996             163,000              48,900               30,000                 5,303(1)
      Vice President,                1995             155,000              29,000                    0                 5,046
      Acquisitions and               1994             145,000                   0               30,000                 4,638

      Production

     Lawrence J. Finn                1996             142,000              35,500               20,000                 4,361(1)
      Vice President, Finance        1995             135,000              25,000                    0                 4,338
      and Chief Financial Officer    1994             125,000                   0               30,000                 3,461

     Allan J. Simus                  1996             145,000              43,500               30,000                12,669(3)
      President of                   1995             135,000              25,000                    0                12,489
      The Wiser Oil Company          1994              56,250                   0               10,000                 3,002
      of Canada(2)

     (1) Represents (a) matching contributions by the Company in 1996 to the accounts of Mr. Shoup $7,950, Mr. Ritter $4,853, and Mr. Finn $4,073 under the Company's Savings Plan and (b) the dollar value of life insurance premiums paid by the Company in 1996 for the benefit of Mr. Shoup $702, Mr. Ritter $450, and Mr. Finn $288.

     (2) Mr. Simus's date of hire was August 1, 1994. Mr. Simus is not directly employed by the Company. All amounts reported as salary were earned by him as President of The Wiser Oil Company of Canada, the subsidiary through which the Company conducts its Canadian operations. All amounts are in U.S. dollars using a .75 (Canadian to U.S.) conversion rate.

     (3) Mr. Simus's other compensation is as follows: $8,822 is the Company's contribution to his Defined Contribution Pension Plan ("DCPP") and $3,847 is the dollar value of life insurance premiums paid by the Company in 1996 on two life insurance policies for his benefit.

     Mr. Johnson was elected Vice President of Exploration of the Company in September 1996. His current annual salary is $160,000.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

          The following table contains information concerning the grant of stock options during 1996 to the Named Executive Officers.

                             INDIVIDUAL GRANTS (1)
                             ---------------------

                                         % OF TOTAL
                        NUMBER OF          OPTIONS                                          GRANT
                        SECURITIES       GRANTED TO                                         DATE
                        UNDERLYING        EMPLOYEES      EXERCISE OR                       PRESENT
                         OPTIONS          IN FISCAL      BASE PRICE        EXPIRATION      VALUE ($)
NAME                     GRANTED            YEAR           ($/SH)             DATE           (2)
                        ----------       ----------      -----------       ----------      --------
Andrew J. Shoup, Jr.      25,000             31.7%         $11.250         02/19/2006      $119,000
                         100,000                            14.875         10/10/2006       690,000
                          80,000                            14.875         10/10/2006       552,000

A. Wayne Ritter           12,500             23.9%          11.250         02/19/2006        59,500
                          57,500                            14.875         10/10/2006       396,750
                          85,000                            14.875         10/10/2006       586,500

Lawrence J. Finn          10,000              9.3%          11.250         02/19/2006        47,600
                          34,000                            14.875         10/10/2006       234,600
                          16,000                            14.875         10/10/2006       110,400

Allan J. Simus            10,000             13.9%          11.250         02/19/2006        47,600
                          60,000                            14.875         10/10/2006       414,000
                          20,000                            14.875         10/10/2006       138,000

(1) All options granted to Named Executive Officers during fiscal year 1996 were granted under the Company's 1991 Stock Incentive Plan. Options granted on February 20, 1996 become exercisable in cumulative annual increments of twenty-five percent commencing on the first anniversary of the grant. Options granted on October 11, 1996 become fully exercisable on April 10, 1997. All options have ten-year terms and were granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The third option listed for each Named Executive Officer in the table is subject to stockholder approval of the 1991 Stock Incentive Plan, as amended, at the Annual Meeting. See "Proposal to Approve and Ratify the 1991 Stock Incentive Plan, as Amended".

(2) These amounts represent the value of the grants based upon the Black-Scholes option pricing model. The valuation assumes exercise at the end of a ten-year option term and the following data:

                                                   Grant Date
                                             ----------------------
                                               02/20/96   10/11/96
     Risk free interest rate                     6.34%      6.86%
     Dividend yield                              1.07%      0.81%
     Volatility (three year weekly close)       21.16%     21.38%

     The following table provides information, with respect to each Named Executive Officer, concerning unexercised options held as of the end of the fiscal year ending December 31, 1996. No Named Executive Officer exercised any options during 1996.

9
                                                   FISCAL YEAR-END OPTION VALUES

                                      NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED                   IN-THE-MONEY
                                      OPTIONS AT FY-END (#)               OPTIONS AT FY-END ($)(1)
NAME                            EXERCISABLE         UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----                            -----------         -------------      -----------       -------------
Andrew J. Shoup, Jr.               57,500              242,500           $260,313         $1,261,875

A. Wayne Ritter                    27,000              173,000             84,875            840,438

Lawrence J. Finn                   21,000               79,000             76,500            403,500

Allan J. Simus                      4,000               96,000             11,500            492,250

(1) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on December 31, 1996 was $19.75. Value is calculated on the basis of the difference between $19.75 and the option price of an "in-the-money" option multiplied by the number of shares of Common Stock underlying the option.

PENSION BENEFITS

     Only employees working in the United States are covered by the following plan.

     Each Named Executive Officer, other than Mr. Simus, is covered by the Company's Retirement Income Plan (the "Qualified Plan"), a non-contributory defined benefit pension plan under which retirement benefits are provided to substantially all non-union employees of the Company. The Qualified Plan provides a monthly benefit upon retirement equal to 2 percent of the employee's monthly earnings (computed generally on the basis of the participant's average monthly earnings for the 60 highest paid consecutive months during the 120 consecutive months immediately preceding the employee's retirement date) for each year of credited service up to 25 years, plus 1 percent of the employee's average monthly earnings (as so computed) for each year of credited service in excess of 25 years. Offset against such amount is an amount equal to 0.5 percent of the lesser of the participant's final average earnings per month or 1/12th of covered compensation (as such terms are used in the calculation of social security benefits) multiplied by years of credited service to a maximum of 35 years. If it would result in a greater payment of monthly benefits than the above calculation, an employee who was a participant in the plan as of December 31, 1988 would receive his monthly retirement income as calculated under the terms of the plan as it existed on such date, using average monthly earnings and credited service as of such date. Pension benefits are calculated on the basis of basic monthly compensation, excluding bonuses and all other forms of special or extra compensation. The Qualified Plan provides for normal retirement at 62 years of age but allows for early retirement beginning at age 55, in which case the extent to which benefits are reduced is based on when the participant elects to receive benefits commencing on or after age 55 and prior to age 62. No reduction is made in the benefit if it commences on or after the attainment of age 62.

     Certain executives of the Company also participate in a supplemental retirement plan. The Wiser Oil Company Retirement Restoration Plan (the "Restoration Plan") and the proposed Wiser Oil Company Retirement Restoration Trust were approved by the Board of Directors in November 1994.

       The Restoration Plan is a nonqualified deferred compensation plan. The Restoration Plan participants are the Chief Executive Officer and any other employee (i) who is a participant in the Qualified Plan, (ii) whose annual salary is at least $150,000, and (iii) who has been designated by the Chief Executive Officer to participate in the Plan. For 1996, Mr. Shoup and Mr. Ritter were the only Named Executive Officers who were participants in the Restoration Plan.

     In order to comply with the qualification requirements of the Internal Revenue Code, the maximum annual retirement benefit that may be accrued and that the Company can fund, and the maximum compensation that may be used in determining future benefit accruals, under the Qualified Plan are subject to certain limitations. The Restoration Plan provides for the payment of benefits equal to the amount by which (i) the value of the benefits that would have been payable to a participant under the Qualified Plan if such benefits were not limited by such maximum compensation and maximum benefit limitations exceed (ii) the value of the benefits actually payable under the Qualified Plan.

     Benefits normally are paid concurrently with the payment of benefits under the Qualified Plan. However, if a participant's employment terminates (other than by reason of death, retirement or disability) within two years following a Change of Control (as defined in the Plan), the value of such participant's Restoration Plan benefits will be distributed to such participant in a single lump sum within 60 days following such termination of employment.

     Restoration Plan benefits are payable from the general assets of the Company or from a so-called rabbi trust (the assets of which remain available to the general creditors of the Company in the event of the Company's insolvency) established by the Company. The rabbi trust is funded at the discretion of the Company and may be revoked by the Company prior to a Change of Control. Upon a Change of Control, the rabbi trust becomes irrevocable and the Company is required to contribute to the trust an amount sufficient to cover the Restoration Plan benefits that have accrued as of the date of the Change of Control. To date, the Company has elected not to form a trust.

     The following table presents estimated combined annual retirement benefits payable under the Qualified Plan and the Restoration Plan upon retirement at age 65 for the average annual compensation and for the years of credited service indicated and assumes no election of any available survivor option. The estimated benefits shown are in addition to Social Security benefits. The full years of credited service as of December 31, 1996 for the Named Executive Officers were as follows: Mr. Shoup, 5 years; Mr. Ritter, 5 years; and Mr. Finn, 3 years. Mr. Finn is not currently a participant in the Restoration Plan.

            ANNUAL RETIREMENT BENEFITS FOR YEARS OF CREDITED SERVICE

   COMPENSATION       10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
   ------------       --------     --------     --------     --------     --------     --------
    $100,000           $18,535      $27,802      $ 37,070     $ 46,337     $ 50,604     $ 54,872
     125,000            23,535       35,302        47,070       58,837       64,354       69,872
     150,000            28,535       42,802        57,070       71,337       78,104       84,872
     175,000            33,535       50,302        67,070       83,837       91,854       99,872
     200,000            38,535       57,802        77,070       96,337      105,604      114,872
     225,000            43,535       65,302        87,070      108,837      119,354      129,872
     250,000            48,535       72,802        97,070      121,337      133,104      144,872
     275,000            53,535       80,302       107,070      133,837      146,854      159,872
     300,000            58,535       87,802       117,070      146,337      160,604      174,872
     325,000            63,535       95,302       127,070      158,837      174,354      189,872

     Canadian employees do not participate in the Qualified Plan or the Restoration Plan and, therefore, Mr. Simus is not a participant. The Wiser Oil Company of Canada does not maintain a defined-benefit pension plan.

DIRECTORS' COMPENSATION

     For 1996, Directors who are not employees of the Company or a subsidiary received an annual fee (the "Annual Retainer") of $6,000, which was paid in January 1997, and a fee of $500 for each meeting of the Board or a Committee attended. On February 25, 1997, the Board approved an increase in the Annual Retainer payable to non-employee Directors to $12,000, which will be payable in quarterly installments of $3,000 each, and an increase in the meeting fee to $1,000 for each meeting attended, beginning in 1997. The Board also authorized an additional annual fee of $1,000 payable to each Chairman of a Committee of the Board. Directors who are employees of the Company or a subsidiary do not receive a retainer or fee for serving on the Board or Committees, for attending meetings of the Board or Committees or for serving as Chairman of a Committee.

     In 1996, the Company adopted an Equity Compensation Plan for Non-Employee Directors of the Company (the "Equity Plan"), which allows non-employee Directors to make irrevocable elections prior to the beginning of each plan year to receive their Annual Retainers (i) all in cash, (ii) all in Phantom Shares or
(iii) 50% in cash and 50% in Phantom Shares, and to defer payment of taxes on the equity portion to a subsequent date. A "Phantom Share" is an unsecured, unfunded and nontransferable right to receive from the Company one share of Common Stock, which right will automatically be exercised upon the earlier to occur of (i) the termination of the holder's service as a Director for any reason or (ii) a "Change in Control" of the Company, as defined in the Equity Plan. Non-employee Directors have no right to convert Phantom Shares into Common Stock prior to such time.

The number of Phantom Shares that may be acquired by a non-employee Director on any Annual Retainer payment date is determined by dividing the amount of the Annual Retainer, or portion thereof, that the Director has elected to receive in Phantom Shares by the fair market value of a share of Common Stock on the payment date of the Annual Retainer, rounded downward to the nearest whole number. Phantom Shares are fully vested upon issuance. Holders of Phantom Shares receive payments of cash or other property equivalent to dividends paid on outstanding shares of Common Stock, but have no voting or other rights of stockholders with respect to the Phantom Shares. A maximum of 25,000 shares of Common Stock may be issued upon the conversion of Phantom Shares under the Equity Plan. In 1996, Mr. Mosle and Mr. Larson each elected to receive all of his $6,000 Annual Retainer in Phantom Shares and were each credited with 290 Phantom Shares under the Equity Plan.

     The 1991 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") is intended to enhance the mutuality of interests between the Directors and stockholders of the Company and to assist the Company in attracting and retaining able Directors. Under the Directors' Plan, as in effect for 1996 and prior years, on the first business day following each Annual Meeting of Stockholders, each Director who is not an employee of the Company or a subsidiary was granted a nonstatutory stock option to purchase 750 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date the option was granted. The options become exercisable six months from the date of grant and expire five years from the date of grant. Options which had not yet become exercisable were forfeited if the grantee ceased to be a Director for reasons other than death. Subject to certain limitations, unexpired vested options generally could be exercised for two years following death of a Director, for 90 days following resignation or removal for cause and for one year following any other termination of service as a Director. The total number of shares which may be issued under the Directors' Plan is limited to 65,000 shares of Common Stock. Pursuant to the terms of the Directors' Plan, on May 21, 1996, an option to purchase 750 shares of Common Stock at an exercise price of $13.38 per share was granted to each person then serving as a non-employee Director.

     On February 25, 1997, the Board of Directors amended the Directors' Plan
(i) to increase the number of shares covered by annual option grants, beginning in 1997, from 750 to 1,500 shares, (ii) to provide for the grant of an option to purchase 5,000 shares of Common Stock to each new non-employee Director on the date of his or her first election to the Board, (iii) to provide for the grant, on the date of the 1997 Annual Meeting, to each current non-employee director of an option to purchase a number of shares of Common Stock equal to 5,000 minus the number of shares covered by all options previously granted to the Director under the Directors' Plan, and (iv) to provide that new options granted under the Directors' Plan will expire ten years after the date of grant, rather than five. The Board also amended the provisions of the Director's Plan relating to the exercise of options following termination of service to provide that, upon termination of service as a Director for any reason other than removal for cause, all outstanding options previously granted to the non-employee Director under the Directors' Plan will become immediately exercisable in full and will remain exercisable until the earlier to occur of the original expiration date of the option or three years from the date of termination, provided that if a Director voluntarily retires or resigns the post-termination exercise period may not exceed the duration of such Director's period of service as a Director. The provision relating to removal for cause was not amended and continues to provide that, upon such a removal, all unvested options will terminate and all unexpired vested options will be exercisable for a period of 90 days after removal.

     John C. Wright retired as an executive officer of the Company on July 1, 1991. Under his deferred compensation contract with the Company, in addition to the Qualified Plan benefits described above, Mr. Wright is entitled to receive annually $17,000, payable quarterly for a ten-year period beginning on July 1, 1991. Pursuant to the contract, the Company is obligated to continue to make such payments in the event of the death or disability of Mr. Wright. Mr. Wright was a Director of the Company from 1960 until his retirement from the Board in July 1996.

     Upon Mr. Wright's retirement as an executive officer, the Company entered into a Retirement and Consulting Agreement with Mr. Wright. That agreement provides for the following retirement benefits to Mr. Wright: (i) an additional $5,000 per year in compensation payable quarterly until July 1, 2001, under terms similar to those of the above-stated deferred compensation contract; (ii) an agreement that the Company will continue to provide health care coverage for Mr. Wright and his spouse by paying health care premiums until Mr. Wright's spouse attains age 65 which has transpired, therefore health care coverage is no longer required by the Company and (iii) a grant of a nonstatutory stock option under the 1991 Stock Incentive Plan which has subsequently expired. The agreement also provided that Mr. Wright be employed as an independent consultant to the Company for a period of one year commencing on July 2, 1991. This consulting arrangement was extended for an additional one-year period beginning on July 2, 1992. As compensation for such services, Mr. Wright received an annual retainer of $75,000 payable in monthly installments during the two years covered by such consulting agreement. Mr. Wright has been and will continue to be provided with office space, part-time secretarial assistance and other facilities and service in Sistersville, West Virginia until July 1999.

EMPLOYMENT AGREEMENTS

     On July 1, 1991, the Company entered into an employment agreement with Andrew J. Shoup, Jr. The employment agreement, as amended with respect to 1996 and subsequent years, provides that Mr. Shoup will act as President and Chief Executive Officer of the Company through the close of business July 1, 1997 unless extended by subsequent agreement for an annual salary of not less than $200,000 per year. In addition to such annual salary, which may be increased from time to time by the Board, Mr. Shoup is entitled to be paid "additional incentive compensation" in such an amount, and based on the accomplishment of such performance objectives by the Company, as may be determined by the Compensation Committee for each year. Mr. Shoup was also awarded 5,000 restricted shares and granted nonstatutory options to purchase 10,000 shares of Common Stock, vesting over a four-year period beginning June 30, 1994, under the Company's 1991 Stock Incentive Plan upon execution of the employment agreement. The agreement also provides that Mr. Shoup will be covered by such other employee benefit plans as are applicable to executive employees of the Company.

     A. Wayne Ritter entered into an employment agreement with the Company effective January 24, 1994. The employment agreement, which was amended effective March 22, 1996, provides that Mr. Ritter will act as Vice President, Acquisitions and Production of the Company through the close of business March 1, 1998 unless extended by subsequent agreement for an annual salary not less than his current salary level. The agreement also provides that Mr. Ritter will be covered by such employee benefit plans as are applicable to executive employees of the Company.

     Kent E. Johnson entered into an employment agreement with the Company effective September 30, 1996. The employment agreement provides that Mr. Johnson will act as Vice President of Exploration of the Company through the close of business September 29, 1998 unless extended by subsequent agreement for an annual salary not less than his current salary level. The agreement also provides that Mr. Johnson will be covered by such employee benefit plans as are applicable to executive employees of the Company.

     Lawrence J. Finn entered into an employment agreement with the Company effective November 1, 1993. The employment agreement, which was amended effective March 22, 1996, provides that Mr. Finn will act as Vice President, Finance and Chief Financial Officer of the Company through the close of business March 1, 1998 unless extended by subsequent agreement for an annual salary not less than his current salary level. The agreement also provides that Mr. Finn will be covered by such employee benefit plans as are applicable to executive employees of the Company.

     Allan J. Simus entered into an employment agreement with The Wiser Oil Company of Canada effective August 1, 1994. The employment agreement, which was amended effective March 22, 1996, provides that Mr. Simus will act as President of The Wiser Oil Company of Canada through the close of business March 1, 1998 unless extended by subsequent agreement for an annual salary not less than his current salary level. Mr. Simus participates in the Registered Retirement Savings Plan ("RRSP") provided by The Wiser Oil Company of Canada. This plan is comparable to The Wiser Oil Company's 401-K Plan. The Wiser Oil Company of Canada makes contributions to Mr. Simus's Defined Contribution Pension Plan ("DCPP").

     During the term of the employment agreements the employment of Messrs. Shoup, Ritter, Johnson, Finn and Simus can be terminated by the Company only for illness, disability or death, or for cause. Upon any termination of an employment agreement, each officer is bound by the terms of his agreement with respect to the guarding of certain confidential information of the Company and its subsidiary and an agreement not to solicit employees of the Company and its subsidiary.

     The employment agreements with Messrs. Shoup, Ritter, Johnson, Finn and Simus provide that if employment is terminated by the Company or the employee for any reason other than illness, disability or death within 12 months of a "Change in Control" of the Company, the employee will be paid an amount equal to one year's base salary at the time of his termination plus the value of one year's worth of benefits provided to him as an employee during the one year preceding his termination. A "Change in Control" generally means the occurrence of any of the following events: (i) an acquisition by any person of 25% of the voting power of the Company's Common Stock, (ii) a tender offer to buy securities of at least 50% of the voting stock or the purchase of any such shares pursuant to a tender offer, (iii) an agreement or plan is approved by stockholders providing for the Company to be merged, consolidated or otherwise combined with another company wherein the former stockholders of the Company will own less than the majority of the voting power of the surviving corporation, (iv) the approval by stockholders of a liquidation of all or substantially all the assets of the Company or a distribution to stockholders of 30% in value of the Company's assets or (v) if at any time less than 60% of the members of the Board are individuals who either were Directors on the effective date of the employment agreement or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the Directors still in office who were Directors on the effective date of such agreement or who were so approved. The employment agreement with Mr. Simus contains similar provisions relating to a Change in Control of the Company or The Wiser Oil Company of Canada.

     On February 25, 1997, the Board of Directors authorized the Company to enter into an amendment to each of the foregoing employment agreements (i) to increase, effective April 1, 1997, the amount payable upon termination of employment within 12 months of a "Change in Control," as described in the preceding paragraph, to three years' base salary at the time of termination and add a "Gross-Up Payment" for purposes of making an employee whole in the event excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (including penalties or interest thereon), is imposed with respect to any payment or distribution made by the Company to or for the benefit of the employee under the employment agreement or otherwise, and (ii) to extend the term of all such agreements to March 31, 2000.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation for the executive officers of the Company is administered by the Compensation Committee of the Board of Directors, which consisted of four independent directors during 1996. Mr. Mosle is Chairman of the Committee. The Committee oversees all compensation arrangements attributable to the executive officers.

     The following is the Compensation Committee's report on 1996 executive compensation practices for the executive officers of the Company.

EXECUTIVE COMPENSATION POLICIES

     The Company's executive compensation package consists of a base salary, annual incentive bonuses, and stock options.

     The Company is committed to providing competitive annual cash compensation to its management. Base salaries are positioned near the median of competitive practices to enhance retention and attraction of skilled and talented management.

     Annual incentive bonuses as a percent of salary are paid based upon an evaluation of performance using criteria set at the beginning of each year. Objectives for the bonus plan provide incentives focusing management on achievement of shorter-term goals that serve as milestones for the ultimate attainment of the Company's strategic goals, providing appropriate rewards for accomplishment of such goals, and reinforcing a pay-for-performance philosophy by linking a portion of management pay to well-defined annual performance objectives that are consistent with the Company's strategic plans and value creation imperatives.

     A long-term equity incentive award is provided to management in the form of stock options or restricted stock. The value of the grants is linked to the achievement of sustained value creation and consistent operating efficiencies. An important objective of the long-term equity incentive is to provide management with opportunities to acquire and retain Company stock. The Company encourages stock ownership to ensure that top management's interests are closely aligned with the interests of existing shareholders.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE UNDER COMPENSATION PLANS

     The Company is focused on a growth strategy concentrating on risk-managed exploration, strategic acquisitions of proved reserves, and aggressive utilization of its assets. The Company's executive pay strategy is designed to support this business direction through competitive base salaries, annual incentive bonuses, and stock option awards with comparable incremental vesting requirements, thereby creating a substantial focus on value creation for shareholders.

     The Company's base salary objective is to position all members of management near their target midpoints over time. Target midpoints are positioned to approximate the median of competitive practices. In February 1996, the Committee reviewed and approved base salary increases for certain executive officers that were implemented in March 1996. The Committee reviewed industry standards, increases in cost of living and the Company's goal to approximate the median of competitive practices with respect to base salaries. The Company's policy is to pay executive officers a base salary with performance rewarded by a cash incentive bonus and stock option or restricted stock awards after a review of all indices of performance and the Chief Executive Officer's evaluation of individual performance contributions during the year.

     Annual incentive bonuses for 1996 were awarded by the Committee to the executive officers on February 24, 1997. Bonuses are awarded based on both the overall performance results of the Company relative to expectations and on individual overall contributions to 1996 results. Operating cash flow, reserve replacement and increases in reserve values are primary performance measures providing the basis for determination of the size of incentive awards. Each year the Committee proposes threshold, target and distinguished performance goals for each measure. The process is designed to obtain achievement of performance goals based on measures for awards to be earned. Performance measures and goals are re-evaluated annually, and in making an award, the Committee may reflect other relevant performance results as identified in the following paragraph.

     Due to the effects of uncontrollable factors in the oil and gas industry, such as oil and gas prices, an evaluation of Company performance based on only one or two measures may not provide a complete picture of overall Company performance. As a consequence, the Committee annually looks at other important indicators of performance, such as reserve growth, lease operating expenses, finding costs, administrative expenses, and returns to shareholders. Based on the results of these assessments and an evaluation by the Committee of individual executive performance, the Committee may adjust awards to reflect individual performance.

     Long-term incentives are an essential component of the Company's pay package for the top executives most accountable for the Company's strategic direction. At this time, stock options are the Company's primary long-term incentive reward vehicle. To reflect pay strategy objectives and competitive practices, the Committee has approved stock option grant ranges for use in determining awards. The grant ranges assume that stock options will be awarded annually, with an option price equal to the market value on the date of grant, and with incremental vesting restrictions.

     In addition to external considerations such as competitive practices, the Committee considers a number of factors in determining stock option awards, including Company success in achieving annual and strategic goals, assessment of executive contributions to the Company, the level of the executive's commitment to owning Company stock, and the expected future role and contribution of the executive to the overall success of the Company.

1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     On February 19, 1996, the Committee determined that Mr. Shoup's salary be continued at its current level of $265,000 per annum. The Committee considered industry standards and the Company's goal to approximate the median of competitive practices with respect to base salaries. The Company's policy is to pay executive officers a base salary increased primarily as a matter of cost of living, with performance rewarded by incentive bonus and stock option or restricted stock awards after a review of all indices of performance, including the Company's substantial progress to date in becoming more active in exploration, acquisition and development activities, the Company's performance relative to expectations, and a desired pay target designed to reflect competitive practices.

     On February 24, 1997, the Committee awarded Mr. Shoup an annual incentive bonus for 1996 of $106,000. In considering this award, the Committee reviewed specific operational factors such as operating cash flow, reserve replacement and increases in reserve values. The Committee also considered other important performance considerations such as finding costs, lifting costs, administrative expenses and returns to shareholders.

IMPACT OF THE OMNIBUS BUDGET RECONCILIATION ACT OF 1993 (OBRA)

     The passage of OBRA has created a limitation on the deductibility of executive officer pay in excess of $1 million for any individual. The Committee does not foresee current compensation arrangements generating non-performance-based pay that exceeds this level, and it therefore has no immediate plans to modify the Company's compensation arrangements, except as described herein. See "Proposal to Approve and Ratify the 1991 Stock Incentive Plan, as Amended".

                             By the Compensation Committee:

                             Jon L. Mosle, Jr., Chairman
                             Howard G. Hamilton
                             C. Frayer Kimball, III
                             A. W. Schenck, III

     The following graph compares yearly percentage change in the cumulative total return on the Company's Common Stock during the five fiscal years ended December 31, 1996, with the cumulative total return of the broad market index, which was an index of companies on the S&P 500 Index, and an index of peer companies selected by the Company.

                            STOCK PERFORMANCE GRAPH


                              GRAPH APPEARS HERE


                                  DECEMBER 31

       COMPANY                1991   1992    1993    1994    1995    1996

     The Wiser Oil Company     100  104.59  136.41  113.90   98.78  163.96
     Peer Group                100  102.09   94.41   90.14  105.74  149.55
     Broad Market              100  107.64  118.50  120.06  165.18  203.11

     Companies in the peer group are as follows: American Exploration Company, Tom Brown, Inc., Equity Oil Company, Forest Oil Corporation, Plains Resources, Incorporated, Presidio Oil Company, Swift Energy Company and XCL Ltd., formerly Exploration Company of Louisiana, Inc. Presidio Oil Company was acquired by a third party in December 1996. The Stock Performance Graph and calculations were provided to the Company by Media General Financial Services. The graph and calculations assume $100 invested at the closing sale price on December 31, 1991, and reinvestment of dividends.

                        PROPOSAL TO APPROVE AND RATIFY
                   THE 1991 STOCK INCENTIVE PLAN, AS AMENDED

GENERAL

     The 1991 Stock Incentive Plan, as amended (the "Plan"), was originally adopted by the Board of Directors of the Company in 1991 and approved by stockholders at the 1991 Annual Meeting of stockholders. The Board recently amended the Plan, subject to stockholder approval at the 1997 Annual Meeting, to
(i) increase from 600,000 to 1,200,000 the aggregate number of shares of Common Stock that may be issued or delivered pursuant to options granted under the Plan or as restricted shares awarded under the Plan, and (ii) make certain changes to the Plan to preserve for federal income tax purposes the deductibility of compensation paid under the Plan in the form of stock options (collectively, the "Plan Amendments"). The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the proposal to approve and ratify the Plan as amended. Although both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting, shares representing broker non-votes will not be considered entitled to vote on the proposal to approve and ratify the Plan as amended. Therefore, abstentions will have the same effect as votes against the proposal, while broker non-votes will not be counted and will have no effect on the outcome of the vote on the proposal. If the Plan as amended is not approved by the requisite stockholder vote, the Plan shall continue in force without giving effect to the Plan Amendments.

     The purposes of the Plan are to encourage eligible employees of the Company and its subsidiaries to increase their efforts to make the Company and each subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a subsidiary, to reward such employees by providing an opportunity to acquire shares of Common Stock on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its subsidiaries. The eligible employees are those employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary. As of March 1, 1997, outstanding options and restricted shares granted or awarded under the Plan were held by 15 such employees.

THE PLAN AMENDMENTS

     INCREASE IN NUMBER OF SHARES AVAILABLE UNDER THE PLAN. As of March 1, 1997, the Plan had no Shares of Common Stock available for grants of options or awards of restricted shares. The purpose of increasing the number of shares of Common Stock available under the Plan by 600,000 shares in the aggregate is to permit the continued use of a long-term equity component in the Company's compensation program. If the Plan as amended is approved and ratified by stockholders, the employees of the Company and its subsidiaries eligible to participate therein, including the Company's executive officers, could receive more benefits under the Plan than are currently available to them.

     LIMITATION ON NUMBER OF SHARES COVERED BY PLAN GRANTS; ADMINISTRATION BY OUTSIDE DIRECTORS. Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of compensation payments to certain highly compensated officers deductible from income for federal income tax purposes is limited to $1 million per person per year. Compensation recognized by employees in connection with shares of Common Stock issued or delivered pursuant to options granted under the Plan may, however, continue to be exempt from the $1 million limitation if certain requirements are satisfied, including the requirements that (i) the Plan state the maximum number of shares for which options may be granted during a specified period to any employee and (ii) the Plan be administered by a committee comprised solely of two or more "outside directors" within the meaning of the regulations promulgated under the Code.

     Currently, the Plan does not limit the total number of shares of Common Stock for which options may be granted to a person under the Plan. In addition, the Plan is administered by a committee of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who are not necessarily "outside directors" within the meaning of Section 162(m) and regulations promulgated under the Code. In order to ensure the deductibility of compensation recognized by employees with respect to grants of options under the Plan, the Board of Directors of the Company has proposed to amend the Plan to (i) limit to 225,000 the total number of shares of Common Stock that may be made subject to grants of options under the Plan to any one person during any calendar year, and (ii) provide for administration of the Plan by a committee comprised solely of outside directors who are also non-employee directors.

DESCRIPTION OF THE PLAN

     The material features of the Plan, without giving effect to the Plan Amendments, are described below:

     GENERAL. The Plan provides for (i) the grant of incentive stock options under Section 422 of the Code, (ii) the grant of nonstatutory stock options and
(iii) restricted share awards. The Plan provides that an aggregate of 600,000 shares of Common Stock may be issued or delivered upon exercise of stock options or pursuant to restricted share awards and that no stock options may be granted and no restricted shares may be awarded subsequent to June 30, 2001. Authorized but unissued or reacquired shares may be issued or delivered pursuant to the Plan.

     In the event that any outstanding stock option is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock not purchased under the stock option are again available for purposes of the Plan. If any shares of Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted shares awarded under the Plan, the number of shares so forfeited are again available for purposes of the Plan. The Plan also contains antidilution provisions which provide in certain events for proportionate adjustments in the number of shares of Common Stock subject to, and the exercise prices of, outstanding options and the number of shares of Common Stock which may be offered under the Plan.

     ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors (see "Election of Directors--Board of Directors and its Committees" above). None of the members of the Compensation Committee is eligible to participate in the Plan and each member is a "non-employee director" within the meaning of Rule 16b-3 adopted under the Exchange Act.

     Subject to the provisions of the Plan, the Compensation Committee has full and final authority, in its discretion, to grant incentive stock options or nonstatutory stock options and to make restricted share awards under the Plan and to determine the employees to whom each grant or award is made and the number of shares covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each grant or award, the Compensation Committee considers the position and responsibilities of the employee being considered, the nature and value to the Company or a subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a subsidiary and such other factors as the Compensation Committee may deem relevant.

     The Compensation Committee also has the power to interpret the Plan and to prescribe such rules, regulations and procedures in connection with the operation of the Plan as it deems necessary and advisable in its administration of the Plan.

     TERMS OF STOCK OPTIONS. The option price for each stock option may not be less than 100% of the fair market value (as defined) of the Common Stock on the date of grant of the stock option except that in the case of an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a "Ten Percent Employee"), the option price may not be less than 110% of such fair market value. As of March 3, 1997, the closing sales price of a share of Common Stock of the Company as reported on the New York Stock Exchange ("NYSE") was $18.75.

     No stock option is exercisable during the first six months of its term except that this limitation does not apply if the optionee dies during the six-month period after grant or upon the occurrence of one or more of the events described under "Additional Rights in Certain Events" below. No stock option may be exercised after the expiration of ten years from the date of grant (five years in the case of an incentive stock option granted to a Ten Percent Employee). An exercisable stock option may be exercised in whole or in part. Otherwise, stock options may be exercised at such time, in such amounts and subject to such restrictions as are determined in its discretion by the Compensation Committee.

     The option price for each stock option is payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may, if authorized by the Compensation Committee at the time of grant in the case of an incentive stock option or at any time in the case of a nonstatutory stock option, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash and no shares of Common Stock which have been held less than one year may be delivered in payment of the option price.

     The aggregate fair market value (determined as of the time the incentive stock options are granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. If the date on which any incentive stock options may first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, or amendment thereto, and the acceleration of such exercise date would result in a violation of this $100,000 restriction, then, notwithstanding any such provision, but subject to the authorization provided for in the following sentence, the exercise date of such incentive stock options will be accelerated only to the extent, if any, that does not result in a violation of the $100,000 restriction, and in such event the exercise date of the incentive stock options with the lowest option price would be accelerated first. The Compensation Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction and one or more incentive stock options would be converted in whole or in part to nonstatutory stock options.

     Options granted under the Plan terminate upon termination of the optionee's employment, except that the vested portion of options may continue to be exercisable during a specified grace period following termination of employment in certain circumstances.

     No stock option granted under the Plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during an optionee's lifetime only by the optionee.

     RESTRICTED SHARES. Restricted share awards are subject to such restrictions (including restrictions on the right of the awardee to sell, assign, transfer or encumber the shares awarded while such shares are subject to restrictions) as the Compensation Committee may impose thereon and are subject to forfeiture to the extent events (which may, in the discretion of the Compensation Committee, include termination of employment and/or performance-based events) specified by the Compensation Committee occur prior to the time the restrictions lapse.

     Each restricted share award must be confirmed by a restricted share agreement between the Company and the awardee, which sets forth the number of restricted shares awarded, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Compensation Committee in its discretion deems appropriate. If restricted shares are awarded to an officer or director as defined for purposes of Rule 16b-3 under the Exchange Act or any successor rule, the restricted share agreement will provide that the restricted shares subject to such agreement may not be sold, assigned, transferred or encumbered until six months have elapsed from the date of the restricted share award unless one or more events described under "Additional Rights in Certain Events" below occurs.

     Following a restricted share award and prior to the lapse of the applicable restrictions, share certificates representing the restricted shares are held by the Company in escrow. Upon the lapse of the applicable restrictions (and not before such time), the share certificates representing the restricted shares are delivered to the awardee. From the date a restricted share award is effective, however, the awardee is a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid with respect to the restricted shares, subject only to the succeeding paragraph and the restrictions imposed by the Compensation Committee.

     If a dividend or other distribution is declared upon the Common Stock payable in shares of Common Stock, the shares of Common Stock distributed with respect to any restricted shares held in escrow will also be held by the Company in escrow and be subject to the same restrictions as are applicable to the restricted shares. If the outstanding shares of Common Stock are changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another company, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation or otherwise, such stock or other securities into which any restricted shares held in escrow are changed or for which any restricted shares held in escrow may be exchanged will also be held by the Company in escrow and be subject to the same restrictions as are applicable to the restricted shares.

     ADDITIONAL RIGHTS IN CERTAIN EVENTS. The Plan provides for acceleration of the exercisability and extension of the expiration date of stock options, and for lapse of the restrictions on restricted share awards, upon the occurrence of one or more events described in Section 9 of the Plan ("Section 9 Events").
Such an event is deemed to have occurred when (i) the Company acquires actual knowledge that any person (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities representing 25% or more of the voting power of the Company, (ii) a tender offer is made to acquire securities representing 50% or more of the voting power of the Company or voting shares are first purchased pursuant to any other tender offer, (iii) at any time less than 60% of the members of the Board of Directors are persons who were either directors on the effective date of the Plan or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who were directors on the effective date of the Plan or who were so approved, (iv) the stockholders of the Company approve any agreement or plan (a "Reorganization Agreement") providing for the Company to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former stockholders of the Company will thereafter own less than a majority of the voting power of the surviving or acquiring corporation or the parent thereof or (v) the stockholders of the Company approve any liquidation of all or substantially all the assets of the Company or any distribution to security holders of assets of the Company having a value equal to 30% or more of the total value of all the assets of the Company.

     Unless the stock option agreement or an amendment thereto otherwise provides, but subject to the $100,000 restriction described above for incentive stock options, notwithstanding any other provision contained in the Plan, upon the occurrence of any Section 9 Event (i) all outstanding stock options become immediately and fully exercisable whether or not otherwise exercisable by their terms and (ii) all stock options held by a grantee whose employment with the Company or a subsidiary terminates within one year of any Section 9 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary or death are exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

     Unless the restricted share agreement otherwise provides, notwithstanding any other provision contained in the Plan, upon the occurrence of any Section 9 Event prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Plan, all such restrictions lapse regardless of the scheduled lapse of such restrictions.

     POSSIBLE ANTI-TAKEOVER EFFECT. The provisions of the Plan providing for the acceleration of the exercise date of outstanding stock options upon the occurrence of any Section 9 Event, the extension of the period during which outstanding stock options may be exercised upon termination of employment following a Section 9 Event and the lapse of restrictions applicable to restricted share awards upon the occurrence of a Section 9 Event may be considered as having an anti-takeover effect.

GRANTS AND AWARDS TABLE

     All options set forth in the following table are nonstatutory options granted to the Named Executive Officers and specified groups in fiscal years 1991, 1992, 1993, 1994 and 1996. All such options were granted with terms of ten years from the date of grant and exercise prices equal to the fair market value of the Common Stock on the date of grant. No options were granted in fiscal year 1995.

                                             OPTIONS GRANTED UNDER
                                        THE 1991 STOCK INCENTIVE PLAN

                                         GRANT      NUMBER OF    PER SHARE
NAME                                     DATE        SHARES    EXERCISE PRICE
---                                      -----       ------    --------------
Andrew J. Shoup, Jr.                 07/01/1991        15,000      $15.19
                                     07/01/1992        10,000       15.75
                                     02/15/1994        70,000       18.13
                                     02/20/1996        25,000       11.25
                                     10/11/1996(1)    100,000       14.88

A. Wayne Ritter                      01/27/1992         5,000       14.00
                                     11/17/1992        10,000       15.06
                                     02/15/1994        30,000       18.13
                                     02/20/1996        12,500       11.25
                                     10/11/1996(1)     57,500       14.88

                                         GRANT      NUMBER OF    PER SHARE
NAME                                     DATE        SHARES    EXERCISE PRICE
---                                      -----       ------    --------------
Lawrence J. Finn                     11/01/1993        10,000           18.88
                                     11/15/1994        30,000           15.00
                                     02/20/1996        10,000           11.25
                                     10/11/1996(1)     34,000           14.88

Allan J. Simus                       08/16/1994        10,000           16.88
                                     02/20/1996        10,000           11.25
                                     10/11/1996(1)     60,000           14.88
All Current Executive Officers as
 a Group(2)                                1991        15,000           15.19
                                           1992        25,000           14.94
                                           1993        10,000           18.88
                                           1994       140,000           17.03
                                           1996(1)    349,000           14.26

All Employees Who Are Not
 Executive Officers as a Group(2)          1992         6,000           15.06
                                           1994        12,500           18.13
                                           1996        32,000           11.25

(1) Not included are option grants of 80,000, 85,000, 16,000 and 20,000 shares to Mr. Shoup, Mr. Ritter, Mr. Finn and Mr. Simus, respectively, (261,000 shares to all current executive officers as a group) with exercise prices of $14.88 per share made as of October 11, 1996, which are subject to stockholder approval of the Plan as amended by the Plan Amendments.

(2) For the indicated groups, reflects all options granted to group members during the years specified and the average exercise prices of such options.

     On July 1, 1991, Mr. Shoup was awarded 5,000 restricted shares under the Plan, which have fully vested.

     In addition, in February 1997, nonstatutory options were granted to Messrs. Shoup, Ritter, Finn, Johnson and Simus covering 40,000 shares, 30,000 shares, 20,000 shares, 7,500 shares and 30,000 shares, respectively. These options have ten-year terms and exercise prices of $19.69, which is equal to the fair market value of the Common Stock on the date of grant. All such options are subject to stockholder approval at the Annual Meeting of the Plan as amended by the Plan Amendments.

     MISCELLANEOUS. The Board of Directors may alter or amend the Plan at any time except that, without approval of the stockholders of the Company, no alteration or amendment may (i) increase the total number of shares which may be issued or delivered under the Plan, (ii) make any changes in the class of employees eligible to be granted incentive stock options under the Plan or (iii) be made if stockholder approval of the amendment is at the time required for stock options or restricted shares under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 or by the rules of the NYSE or any stock exchange on which the Common Stock may then be listed. In addition, no alteration or amendment of the Plan may, without the written consent of the holder of a stock option or restricted shares theretofore granted or awarded under the Plan, adversely affect the rights of such holder with respect thereto.

     The Board of Directors may also terminate the Plan at any time, but termination of the Plan would not terminate any outstanding stock options granted under the Plan or cause a revocation or forfeiture of any restricted share award under the Plan.

     If an employee who has been granted stock options or awarded restricted shares under the Plan engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with the Company or any of its subsidiaries, the Compensation Committee may in its discretion immediately terminate all stock options held by such person (except when the exercise period of a stock option has been extended because one or more of the events described under "Additional Rights in Certain Events" above has occurred) and declare forfeited all restricted shares held by such person as to which the restrictions have not yet lapsed.

     The Plan contains no provision prohibiting the grant of stock options by the Compensation Committee upon the condition that outstanding stock options granted at a higher option price be surrendered for cancellation. Certain outstanding stock options granted under the Plan may from time to time have option prices in excess of the market price per share of the Common Stock. It is possible, therefore, that the Compensation Committee may grant stock options under the Plan exercisable at the fair market value of a share of Common Stock on the date of grant upon the condition that outstanding stock options with a higher option price granted under the Plan be surrendered for cancellation.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences, and the federal income tax consequences to employees may be either more or less favorable than those described below depending on their particular circumstances.

     INCENTIVE STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive stock option; provided, however, that to the extent an incentive stock option is exercised more than three months (or twelve months in the event of disability) from the date of termination of employment for any reason other than death, such incentive stock option will be taxed in the same manner described below for a nonqualified stock option (rather than in the manner described herein for an incentive stock option). The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain or loss realized by the optionee upon such disposition will be a capital gain or loss.

     The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

     The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares receive pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitation described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

     If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in
Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted shares option, but not through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

     NONQUALIFIED STOCK OPTIONS. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available of payment. Nonqualified stock options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to the deduction limitations described below.

     The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

     If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified stock option will not be statutory option stock and the optionee's basis in the number of shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

     RESTRICTED SHARES. If the restrictions on an award of restricted shares under the Plan are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient of such award will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the shares of the restricted shares on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the restricted shares on such date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below.

     If the restrictions on an award of restricted shares under the Plan are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient of such an award will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the restricted shares on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time in an amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below.

     LIMITATION ON THE COMPANY'S COMPENSATION DEDUCTION. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Compensation attributable to a stock option is deemed to satisfy the requirements for performance-based compensation if (i) the grant is made by a compensation committee composed of two or more outside directors; (ii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the option grant. The Plan Amendments will enable options granted under the Plan (other than nonstatutory stock options granted at less than fair market value on the date of grant) to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

     OTHER TAX MATTERS. The exercise by an optionee of a stock option or the lapse of restrictions on restricted shares following the occurrence of a Section 9 Event, in certain circumstances, may result in (i) a 20% federal excise tax (in addition to federal income tax) to the optionee or the awardee on all or a portion of the Common Stock resulting from the exercise of the stock option or the lapse of restrictions on restricted shares and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION
                                              ---
OF THE 1991 STOCK INCENTIVE PLAN, AS AMENDED. Proxies solicited by the Board of Directors will be voted in favor of approval of the Plan, as amended by the Plan Amendments, unless stockholders specify otherwise.


                     BENEFICIAL OWNERSHIP OF COMMON STOCK

     The only shareholder known to the Company to own beneficially more than 5% of the Company's Common Stock outstanding as of March 1, 1997 was:

                                         Number of Shares
     Name and Address                   Beneficially Owned    Percent of Class
     ----------------                   ------------------    ----------------
     Dimensional Fund Advisors Inc.          457,475(1)            5.11%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401

     (1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 457,475 shares of the Company's Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional and its officers have sole voting and investment power with respect to all such shares. The foregoing information was obtained from Dimensional and from a Schedule 13G dated February 5, 1997 and filed by Dimensional with the Commission.

     The following table sets forth as of March 1, 1997, unless otherwise indicated, the beneficial ownership of Common Stock of the Company by each Director of the Company, including the current nominees, each Named Executive Officer listed in the Summary Compensation Table included elsewhere in this Proxy Statement and all Directors and executive officers as a group.

     Under the proxy rules of the Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

     The numbers of shares indicated as being beneficially owned by the persons and group listed in the following table are based on information furnished to the Company by the Directors and executive officers. Unless otherwise indicated in the footnotes below, each individual and the members of the group have sole voting and investment power with respect to the shares indicated as being owned by them.

                                                    Common Stock
                                                 Beneficially Owned
                                                 ------------------

                                             Number of         Percent
     Name                                      Shares          of Class
     ----                                      ------          --------
     DIRECTORS

     John W. Cushing, III                        7,181 (1)(2)       *
     P. D. Neuenschwander                       34,410 (1)(2)       *
     Andrew J. Shoup, Jr.                      101,250 (3)         1.12
     Howard G. Hamilton                         53,186 (1)(2)       *
     C. Frayer Kimball, III                     15,333 (1)(2)       *
     A. W. Schenck, III                          6,190 (2)          *
     Jon L. Mosle, Jr.                          11,200 (1)(4)       *
     Lorne H. Larson                             1,750 (5)          *

     NAMED EXECUTIVE OFFICERS (EXCLUDING
      ANY DIRECTOR NAMED ABOVE)
      AND GROUP

     A. Wayne Ritter                            41,625 (6)          *
     Kent E. Johnson                             1,000              *
     Lawrence J. Finn                           31,500 (7)          *
     Allan J. Simus                             10,500 (8)          *

     All Directors and executive officers
      as a group (12 persons, including
      those named above)                       315,125 (1)(9)      3.45%

     ___________________________

          *  Less than 1%

     (1) Includes shares owned by spouses and children (Mr. Cushing, 665 shares; Mr. Neuenschwander, 600 shares; Mr. Hamilton, 42,500 shares; Mr. Kimball, 455 shares; Mr. Mosle, 5,000; and all Directors and executive officers as a group, 49,220 shares), as to which, in each case, the Directors and executive officers disclaim beneficial ownership.

     (2) Includes in each case 3,750 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

     (3) Includes 81,250 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

     (4) Includes 1,500 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

     (5) Includes 750 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

     (6) Includes 38,625 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

     (7) Includes 23,500 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

     (8) Includes 6,500 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

     (9) Includes 170,875 shares covered by presently exercisable stock options held by Directors and officers in the group.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen & Co. as independent auditors to audit the books and accounts of the Company for the year ending December 31, 1997. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting with an opportunity to make a statement and respond to appropriate questions addressed to them.

                           EXPENSES OF SOLICITATION

     The costs and expenses of preparing and mailing this proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company (who will receive no special compensation therefor) may solicit proxies by telephone, telegraph or personal interview. The Company will request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.


                            STOCKHOLDERS' PROPOSALS

     In order for stockholder proposals to be included in the Company's Proxy Statement for the next Annual Meeting of Stockholders, tentatively scheduled to be held on May 18, 1998, they must be received at the principal executive offices of The Wiser Oil Company, 8115 Preston Road, Suite 400, Dallas, Texas 75225, no later than close of business on December 12, 1997.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will be deemed to be authorized to vote or otherwise act thereon in accordance with their judgment.



                       By Order of the Board of Directors



                               Lawrence J. Finn,
                              Assistant Secretary


Dallas, Texas
April 11, 1997



     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN REQUEST DIRECTED TO JOYCE M. MOORE, THE WISER OIL COMPANY, 8115 PRESTON ROAD, SUITE 400, DALLAS, TEXAS 75225.

                             THE WISER OIL COMPANY

             1991 STOCK INCENTIVE PLAN AS AMENDED AUGUST 16, 1994
                             AND OCTOBER 11, 1996

          The purposes of the 1991 Stock Incentive Plan (the "Plan") are to encourage eligible employees of The Wiser Oil Company (the "Company") and its Subsidiaries to increase their efforts to make the Company and each Subsidiary more successful, to provide an additional inducement for such employees to remain with the Company or a Subsidiary, to reward such employees by providing an opportunity to acquire shares of the Common Stock, $3.00 par value, of the Company (the "Common Stock") on favorable terms and to provide a means through which the Company may attract able persons to enter the employ of the Company or one of its Subsidiaries. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                   SECTION 1

                                ADMINISTRATION

          The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than two members of the Board, who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are (a) "non-employee directors" as then defined under Rule 16b-3
               ----------------------------
under the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor rule, and (b) beginning immediately after the first meeting of the
                ------------------------------------------------------------
stockholders of the Company at which directors are elected that occurs after
----------------------------------------------------------------------------
December 31, 1996, "outside directors" within the meaning of Section 162(m) of
------------------------------------------------------------------------------
the Internal Revenue Code of 1986, as amended.
---------------------------------------------

          The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

          The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

                                   SECTION 2

                                  ELIGIBILITY

          Those employees of the Company or any Subsidiary who share responsibility for the management, growth or protection of the business of the Company or any Subsidiary shall be eligible to be granted stock options and to receive restricted share awards as described herein.

          Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options and to award restricted shares as described herein and to determine the employees to whom any such grant or award shall be made and the number of shares to be covered thereby. In determining the eligibility of any employee, as well as in determining the number of shares covered by each grant of a stock option or award of restricted shares the Committee shall consider the position and the responsibilities of the employee being considered, the nature and value to the Company or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a Subsidiary and such other factors as the Committee may deem relevant.

                                   SECTION 3

                        SHARES AVAILABLE UNDER THE PLAN

          Subject to adjustment and substitution as contemplated by Section 8,
          --------------------------------------------------------------------
the aggregate number of shares of Common Stock which may be issued or delivered
-------------------------------------------------------------------------------
and as to which grants of stock options or awards of restricted shares may be
-----------------------------------------------------------------------------
made under the Plan is 1,200,000 shares, and the total number of shares for
---------------------------------------------------------------------------
which stock options may be granted under the Plan to any one person during any
------------------------------------------------------------------------------
calendar year shall not exceed 225,000. If any stock option granted under the
--------------------------------------
Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised, the number of shares subject thereto shall again be available for purposes of the Plan. If any shares of the Common Stock are forfeited to the Company pursuant to the restrictions applicable to restricted shares awarded under the Plan, the number of shares so forfeited shall again be available for purposes of the Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Company or partly each, as shall be determined from time to time by the Board.

                                   SECTION 4

                       GRANT OF STOCK OPTIONS AND AWARDS
                             OF RESTRICTED SHARES

          The Committee shall have authority, in its discretion, (a) to grant "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code"), to grant "nonstatutory stock option" (i.e., stock options which do not qualify under Section 422 or 423 of the Code) or to grant both types of stock options (but not in tandem) and (b) to award restricted shares.

          Notwithstanding any other provision contained in the Plan or in any stock option agreement or an amendment thereto, but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this
Section 4, the aggregate fair market value, determined as provided in Section 5(G) on the date of grant of incentive stock options, of the shares with respect to which such incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement or an amendment thereto, and the acceleration of such exercise date would result in a violation of the $100,000 restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise date of such incentive stock options shall be accelerated only to the extent, if any, that does not result in a violation of such restriction and, in such event, the exercise date of the incentive stock options with the lowest option prices shall be accelerated first. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if one or more such incentive stock options are converted in whole or in part to nonstatutory stock options.

                                   SECTION 5

                     TERMS AND CONDITIONS OF STOCK OPTIONS

          Stock options granted under the Plan shall be subject to the following terms and conditions:

               (A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "Ten Percent Employee"), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this
          Section 5(A), the fair market value of the Common Stock shall be determined as provided in Section 5(G). For purposes of this Section 5(A), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a stockholder, partner or beneficiary.

               (B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may (if authorized by the Committee at the time of grant in the case of an incentive stock option, or at any time in the case of a nonstatutory stock option) pay the option price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in
          Section 5(G), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than one year may be delivered in payment of the option price of a stock option. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Company will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of the Common Stock will be issued or delivered until the Company has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock which may be issued or delivered under the Plan as provided in Section 3.

               (C) No stock option shall be exercisable by a grantee during the first six months of its term except that this limitation shall not apply following the death of a grantee during employment (as provided in Section 5(E)) or if Section 9 becomes applicable. Subject to the terms of Section 5(E) providing for earlier termination of a stock option, no stock option shall be exercisable after the expiration of ten years (five years in the case of any incentive stock option granted to a Ten Percent Employee) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

               (D) No stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee.

               (E) Unless the Committee, in its discretion, shall otherwise determine but subject to the provisions of Section 4 in the case of incentive stock options:

                    (i) If the employment of a grantee who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Grantee") is voluntarily terminated with the consent of the Company or a Subsidiary or a grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

                    (ii) If the employment of a grantee who is not a Disabled Grantee is voluntarily terminated with the consent of the company or a Subsidiary or a grantee retires under any retirement plan of the Company or a Subsidiary, any then outstanding nonstatutory stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of employment, whichever is the shorter period;

                    (iii) If the employment of a grantee who is a Disabled Grantee is voluntarily terminated with the consent of the Company or a Subsidiary, subject to the six-month restriction of Section 5(C), any then outstanding stock option held by such grantee shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the termination of employment) by the grantee at any time prior to the expiration date of such stock option or within one year after the date of termination of employment, whichever is the shorter period;

                    (iv) Following the death of a grantee during employment, any outstanding stock option held by the grantee at the time of death shall be exercisable in full (whether or not so exercisable by the grantee immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

                    (v) Following the death of a grantee after termination of employment during a period when a stock option is exercisable, any outstanding stock option held by the grantee at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative (but only to the extent the stock option was exercisable by the grantee immediately prior to the death of the grantee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

                    (vi) Unless the exercise period of a stock option following termination of employment has been extended as provided in Section 9(C), if the employment of a grantee terminates for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death, all outstanding stock options held by the grantee at the time of such termination of employment shall automatically terminate.


          Whether termination of employment is a voluntary termination with the consent of the Company or a Subsidiary and whether a grantee is a Disabled Grantee shall be determined in each case, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

          If a grantee of a stock option engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options held by the grantee; provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment has been extended as provided in Section 9(C). Whether a grantee has engaged in the operation or management of a business which is in competition with the Company or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

          (F) All stock options shall be confirmed by a written agreement or an amendment thereto in a form prescribed by the Committee, in its discretion. Each agreement or amendment thereto shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

          (G) Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other
                                 -----------------------
reliable publication as
the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(G). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5(G) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

          Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5(F) or an amendment thereto.

                                   SECTION 6

                            TERMS AND CONDITIONS OF
                            RESTRICTED SHARE AWARDS

          Restricted share awards shall be evidenced by a written agreement in a form prescribed by the Committee, in its discretion, which shall set forth the number of shares of the Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares while such shares are subject to other restrictions imposed under this Section 6), the duration of such restrictions, events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Committee in its discretion deems appropriate. If restricted shares are awarded to an officer or director as defined for purposes of Rule 16b-3 under the 1934 Act or any successor rule, the restricted share agreement shall provide that the restricted shares subject to such agreement may not be sold, assigned, transferred or encumbered until at least six months have elapsed from the date of the restricted share award unless Section 9 becomes applicable. Restricted share awards shall be effective only upon execution of the applicable restricted share agreement on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President, and by the awardee.

          Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the share certificates representing the restricted shares shall be held by the Company in escrow. Upon the lapse or termination of the applicable restrictions (and not before such time), the share certificates representing the restricted shares shall be delivered to the awardee. From the date a restricted share award is effective, the grantee shall be a stockholder with respect to all the shares represented by the share certificates for the restricted shares and shall have all the rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid with respect to the restricted shares, subject only to the succeeding paragraph and the restrictions imposed by the Committee.

          If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the shares of the Common Stock distributed with respect to any restricted shares held in escrow shall also be held by the Company in escrow and be subject to the same restrictions as are applicable to the restricted shares. If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation or otherwise, such stock or other securities into which any restricted shares held in escrow are changed or for which any restricted shares held in escrow may be exchanged shall also be held by the Company in escrow and be subject to the same restrictions as are applicable to the restricted shares. Owners of any restricted shares held in escrow shall be treated in the same manner as owners of shares of the Common Stock not held in escrow with respect to fractional shares resulting from any dividend or other distribution with respect to restricted shares or from any change in or exchange of restricted shares, and any cash or other property paid in lieu of a fractional share shall be subject to the restrictions similar to those applicable to the restricted shares except as otherwise determined by the Committee in its discretion.

          If an awardee of restricted shares engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company or any of its Subsidiaries, the Committee may immediately declare forfeited all restricted shares held by the awardee as to which the restrictions have not yet lapsed. Whether an awardee has engaged in the operation or management of a business which is in competition with the Company or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

                                   SECTION 7

                              ISSUANCE OF SHARES

          The obligation of the Company to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

                                   SECTION 8

                     ADJUSTMENT AND SUBSTITUTION OF SHARES

          If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued or delivered under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

          If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation or otherwise, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued or delivered under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

          In case of any adjustment or substitution as provided for in this
Section 8, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.


          No adjustment or substitution provided for in this Section 8 shall require the Company to issue or deliver or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

          If any such adjustment or substitution provided for in this Section 8 requires the approval of stockholders in order to enable the Company to grant incentive stock options, then no such adjustment or substitution shall be made without the required stockholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may determine that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

                                   SECTION 9

                      ADDITIONAL RIGHTS IN CERTAIN EVENTS

     (A)  Definitions.

          For purposes of this Section 9, the following terms shall have the following meaning:

          (1) The term "Person" shall be used as that term is used in Section 13(d) and 14(d) of the 1934 Act.

          (2) "Beneficial Ownership" shall be determined as provided in Rule 13d-3 under the 1934 Act as in effect on the effective date of the Plan.

          (3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

          (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any Subsidiary), whether or not such offer is approved or opposed by the Board.

          (5) "Section 9 Event" shall mean the date upon which any of the following events occurs:

               (a) The Company acquires actual knowledge that any Person other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company has acquired the Beneficial Ownership, directly or indirectly, of securities of the Company entitling such Person to 25% or more of the Voting Power of the Company;


               (b)(i) A Tender Offer is made to acquire securities of the Company entitling the holders thereof to 50% or more of the Voting Power of the Company; or (ii) Voting Shares are first purchased pursuant to any other Tender Offer;

               (c) At any time less than 60% of the members of the Board of Directors shall be individuals who were either (i) Directors on the effective date of the Plan or (ii) individuals whose election, or nomination for election, was approved by a vote (including a vote approving a merger or other agreement providing the membership of such individuals on the Board of Directors) of at least two-thirds of the Directors then still in office who were Directors on the effective date of the Plan or who were so approved;

               (d) The stockholders of the Company shall approve an agreement or plan (a "Reorganization Agreement") providing for the Company to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another corporation, as a consequence of which the former stockholders of the Company will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the Voting Power of such surviving or acquiring corporation or the parent thereof; or

               (e) The stockholders of the Company shall approve any liquidation of all or substantially all of the assets of the Company or any distribution to security holders of assets of the Company having a value equal to 30% or more or the total value of all the assets of the Company.

     (B)  Acceleration of the Exercise Date of Stock Options.

          Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(F), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any Section 9 Event occurs all outstanding stock options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

     (C)  Extension of the Expiration Date of Stock Options.

          Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(F), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee whose employment with the Company or a Subsidiary terminates within one year of any Section 9 Event for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

     (D)  Lapse of Restrictions on Restricted Share Awards.

          Unless the agreement referred to in Section 6, or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, if any Section 9 Event occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Plan, all such restrictions shall lapse upon the occurrence of any such Section 9 Event regardless of the scheduled lapse of such restrictions.

                                  SECTION 10

           EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER

          Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee any right to be granted a stock option or to be awarded restricted shares under the Plan. Nothing in the Plan, in any stock option granted under the Plan, in any restricted share award under the Plan or in any agreement providing for any of the foregoing or amendment thereto shall confer any right to any employee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of any employee at any time or adjust the compensation of any employee at any time.

                                  SECTION 11

                           AMENDMENT OR TERMINATION

          The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options granted under the Plan or cause a revocation or a forfeiture of any restricted share award under the Plan; and provided further that no such amendment of the Plan shall, without stockholder approval (a) increase the total number of shares which may be issued or delivered under the Plan, (b) make any changes in the class of employees eligible to receive incentive stock options or
(c) be made if stockholder approval of the amendment is at the time required for stock options or restricted shares under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option or restricted shares theretofore granted or awarded under the Plan, adversely affect the rights of such holder with respect thereto.

                                  SECTION 12

                      EFFECTIVE DATE AND DURATION OF PLAN

          The effective date and date of adoption of the Plan shall be July 1, 1991, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of voting stock of the Company represented in person or by proxy at a meeting of such holders duly called, convened and held on or prior to June 30, 1992. No stock option granted under the Plan may be exercised until after such approval and any restricted shares awarded under the Plan shall be forfeited to the Company on June 30, 1992 if such approval has not been obtained on or prior to that date. No stock option may be granted and no restricted shares may be awarded under the Plan subsequent to June 30, 2001.

THE WISER OIL COMPANY

Annual Meeting of Stockholders          This Proxy is Solicited
To Be Held May 19, 1997                 on Behalf of the Board of Directors

     The undersigned stockholder of The Wiser Oil Company (the "Company") hereby constitutes and appoints A. Wayne Ritter, Lawrence J. Finn and Mark A. Kirk, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held Monday, May 19, 1997, at 4:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, and any adjournment thereof, and if then personally present to vote thereat all the shares of common stock of the Company held of record by the undersigned on March 28, 1997 as follows, and in the discretion of the proxies on all other matters properly coming before the meeting or any adjournment thereof.

     In the election of Directors for a term of three years expiring in 2000:

(1)  ( )  FOR all nominees listed        ( )  WITHHOLD AUTHORITY to
          below (except as marked             vote for all nominees
          to the contrary below)              listed below

          Howard G. Hamilton, C. Frayer Kimball, III

     INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S)
                   WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE LINE PROVIDED
                   BELOW:

--------------------------------------------------------------------------------


(2)  ( )  FOR           ( )  AGAINST            ( )  ABSTAIN

     To approve amendments to the Company's 1991 Stock Incentive Plan to increase the number of shares of the Company's common stock, par value $3.00 per share, that may be offered pursuant to the Plan from 600,000 to 1,200,000 shares, and to make certain other changes. As described in the Company's proxy statement.

     To transact such other business as may properly come before the meeting.

Please complete, date and sign this Proxy Card on the reverse side and return it promptly in the enclosed business reply envelope.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR, IF NO DIRECTION IS GIVEN, FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS AND FOR THE OTHER PROPOSALS SET FORTH HEREON. ALL MATTERS SET FORTH HEREON ARE BEING PROPOSED BY THE COMPANY. A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY OF THE NOMINEES LISTED BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     The undersigned hereby revokes all previous proxies for such Annual Meeting, hereby acknowledges receipt of the Notice of such Annual Meeting and the Proxy Statement furnished therewith, and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

                    Date________________________, 1997

                    ----------------------------------

                    ----------------------------------

                    Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give your full title as such. For joint accounts, each joint owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.